Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

Participating Funds
U.S. Registered Funds (Name of Fund, Aladdin Ticker):
BlackRock Energy & Resources Portfolio (BR_GR)


The Offering

Key Characteristics (Complete ALL Fields)

Date of
Offering
Commencement:
03-10-2016

Security Type:
EQUITY/EQUITY


Issuer
Gulfport Energy Corporation

Selling
Underwriter
Credit Suisse Securities (USA) LLC

Affiliated
Underwriter(s)
[x] PNC Capital Markets LLC
[ ] Other:

List of
Underwriter(s)
Credit Suisse Securities (USA) LLC, Scotia
Capital (USA) Inc., Barclays Capital Inc.,
KeyBanc Capital Markets Inc., Morgan
Stanley & Co. LLC, Capital One Securities,
Inc., CRT Capital Group LLC, Jefferies
LLC, Johnson Rice & Company L.L.C., Piper
Jaffray & Co., SunTrust Robinson Humphrey,
Inc., Tudor, Pickering, Holt & Co.
Securities, Inc., Wells Fargo Securities,
LLC, Wunderlich Securities, Inc., BBVA
Securities Inc., BNP Paribas Securities
Corp., Deutsche Bank Securities Inc.,
IBERIA Capital Partners L.L.C., PNC
Capital Markets LLC, Samuel A. Ramirez &
Company, Inc., BTIG, LLC, Canaccord
Genuity Inc., GMP Securities, LLC,
Heikkinen Energy Securities, L.L.C.,
Stifel, Nicolaus & Company, Incorporated,
Tuohy Brothers Investment Research, Inc.,
USCA Securities LLC




Transaction Details
Date of Purchase
03-10-2016


Purchase
Price/Share
(per share / %
of par)
$25.25

Total
Commission,
Spread or
Profit
3.500%

1.	Aggregate Principal Amount Purchased
(a+b)
311,903

a. US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
86,820

b. Other BlackRock Clients
225,083

2.	Aggregate Principal Amount of
Offering
14,700,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25

0.02121



Legal Requirements

Offering Type (check ONE)
The securities fall into one of the following transaction types (see Definitions):
[x] U.S. Registered Public Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Municipal Securities
[ ] Eligible Foreign Offering [Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering [Issuer must have 3 years of continuous operations]

Timing and Price (check ONE or BOTH)
[x] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[x]  YES
[ ]  NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[x]  YES
[ ]  NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.




Completed by:
Dillip Behera
Date:
03-11-2016

Global Syndicate Team Member




Approved by:
Steven DeLaura
Date:
03-11-2016

Global Syndicate Team Member